UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2026

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56272	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01. Other Events.

Advisory Agreement Renewal

On July 27, 2026, the board of directors of Procaccianti Hotel REIT, Inc. (the “Company”), including all independent directors of the Company, after review of the performance of Procaccianti Hotel Advisors, LLC, the Company’s advisor (the “Advisor”), during the last year, authorized the Company to execute a mutual consent to renew the Second Amended and Restated Advisory Agreement (as renewed, the “Advisory Agreement”), by and among the Company, Procaccianti Hotel REIT, L.P., the Company’s wholly owned subsidiary and operating partnership (the “Operating Partnership”), and the Advisor, for a one-year term commencing August 2, 2026.

Suitability Standards

The suitability standards for Class K and Class K-I stockholders electing to participate in the distribution reinvestment plan set forth in the section captioned, “Suitability Standards” in our current Class K and Class K-I public offering prospectus (the “Prospectus”) included in our Registration Statement on Form S-3 (File No. 333-257360) are hereby updated to incorporate the following suitability standards applicable to California stockholders holding Class K or Class K-I shares that elect to participate in our distribution reinvestment plan with respect to such shares on and after August 4, 2026.

To participate in the distribution reinvestment plan, a California investor must meet either of the following suitability standards:

(a)	a liquid net worth of at least $350,000; or

(b)	a gross annual income of at least $100,000 and a net worth of at least $100,000.

In addition to the foregoing suitability standard, a California investor’s maximum investment in our common stock cannot exceed 10% of the California investor’s net worth (exclusive of home, home furnishings and automobiles).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Dated: July 29, 2026	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer